UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 28, 2026, Generation Income Properties Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price for the preceding 30 consecutive business days, the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires listed securities to maintain a minimum bid price of $1 per share. Under the Nasdaq rules, the Company was provided a compliance period of 180 calendar days, or until July 27, 2026, to regain compliance with the Bid Price Rule.

On August 6, 2026, the Company received a notice from Nasdaq indicating that the Company has not regained compliance with the Bid Price Rule and is not eligible for a second 180-day extension to regain compliance with the Bid Price Rule because the Company does not comply with the minimum $1.0 million market value of publicly held shares continued listing requirement (the “Additional Deficiency”). The notice indicated that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on Nasdaq and that the Company should present its view with respect to the Additional Deficiency to the Panel in writing no later than August 13, 2026. The Panel has not yet issued a decision on the Company’s continued listing.

The Company plans to submit a timely written response to the Panel regarding the Additional Deficiency. There can be no assurance that the Panel will give the Company additional time to come back into compliance or that the Company will be able to regain compliance with the Bid Price Rule.

Item 8.01 Other Events.

On August 10, 2026, the Company received formal notification from Nasdaq confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(1), which require issuers listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity (the “Equity Rule”).

As stated in Nasdaq’s notification, the Company will be subject to a mandatory panel monitor for a period of one year from August 10, 2026. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds the Company is again out of compliance with the Equity Rule, then the Staff will issue a delist determination letter, and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened hearing panel if the initial Panel is unavailable. Notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to a deficiency under the Equity Rule that arises during the one-year monitoring period, and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	August 12, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer